Exhibit 23.4

CONSENT OF SRK (US) CONSULTING, INC.

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated April 28, 2010, as supplemented by (i) our alternative technical economic model dated July 2, 2010 and (ii) our alternative technical economic model dated November 8, 2010, and all information derived from such report.

Date: November 16, 2012    SRK CONSULTING (US), INC.

 /s/ Terry Braun
Name: Terry Braun, P.E.
Title: President, Principal Environmental Engineer